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                                                                    EXHIBIT 21.1

                             AMKOR TECHNOLOGY, INC.

                              LIST OF SUBSIDIARIES

A. Amkor Technology Hong Kong Limited. a limited liability corporation organized under the laws of Hong Kong (incorporated September 29, 2000).

B. Amkor Wafer Fabrication Services, S.A.R.L., a corporation organized under the laws of France (incorporated December 15, 1997).

C. 100% ownership in Amkor Iwate Company, Ltd. a corporation incorporated under the laws of Japan (incorporated July 21, 1953).

D. 13% ownership in Amkor Technology Taiwan Ltd., a corporation organized under the laws of the Republic of China (established in 1998, acquired July 26, 2001).

E. Amkor Assembly & Test (Shanghai) Co., Ltd., a wholly owned corporation organized under the laws of the People's Republic of China (incorporated March 8, 2001).

F. Amkor Investment Holdings, Co. - a Delaware Corporation (incorporated September 26, 2002).

G.   Amkor Technology Singapore Pte. Ltd. (incorporated March 3, 2004).

H. Guardian Assets, Inc., a Delaware corporation, and its wholly owned subsidiaries:

     1) Amkor Technology Euroservices, S.A.R.L., a corporation organized under the laws of France.

     2) Amkor Technology Japan, K.K., a corporation organized under the laws of Japan (incorporated July 23, 1999).

     3) Amkor International Holdings, a corporation organized under the laws of the British Cayman Islands and its wholly owned subsidiary:

          a) P-Four, Inc., a corporation organized under the laws of the Philippines and its subsidiary:

               (i) 60% ownership of Amkor Technology Philippines, Inc., organized under the laws of the Philippines (40% ownership by Amkor Technology Limited).

          b) Amkor Technology Limited, a wholly owned corporation organized under the laws of the British Cayman Islands and its subsidiary:

               (i) Amkor Technology Korea, Inc., a wholly owned corporation organized under the laws of the Republic of Korea.

               (ii) SemiSys Co., Ltd., a wholly owned corporation organized under the laws of the Republic of Korea.

               (iii) 40% ownership of Amkor Technology Philippines, Inc., organized under the laws of the Philippines (60% ownership by P-Four, Inc.).

               (iv) 84% ownership of Amkor Technology Taiwan Ltd., a corporation organized under the laws of the Republic of China (established in 1998, acquired July 26, 2001).

                     (a) Amkor Technology Greater China, Ltd. (formerly Sampo
                         Investments Ltd.), a corporation organized under the laws of the Republic of China (acquired July 10, 2001).

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